                                                                  EXHIBIT 10.1.1

                    THIRD AMENDMENT TO OFFICE LEASE AGREEMENT


         THIS THIRD AMENDMENT TO OFFICE LEASE AGREEMENT ("Third Amendment") is made this 1st day of August, 2003, by and between CHASE TOWER ASSOCIATES, L.L.C., a Delaware limited liability company ("Landlord"), and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company ("Tenant").

                              W I T N E S S E T H:

         WHEREAS, by that certain Office Lease Agreement dated December 8, 2000 (the "Original Lease"), Landlord leased to Tenant, and Tenant leased from Landlord, approximately 16,799 square feet of rentable area on the twelfth
(12th) floor, known as Suite 1200 (the "Original Premises"), in the building located at 4445 Willard Avenue, Chevy Chase, Maryland (the "Building"), upon the terms and conditions set forth in the Lease;

         WHEREAS, by that certain First Amendment to Office Lease Agreement dated May 10, 2002 (the "First Amendment"), Landlord leased to Tenant, and Tenant leased from Landlord, an additional 7,463 square feet of rentable area located on the eleventh (11th) floor of the Building and known as Suite 1130 (the "Expansion Space"), and the parties extended the term of the Original Lease, upon the terms and conditions more specifically set forth therein;

         WHEREAS, by that certain Second Amendment to Office Lease Agreement dated February 4, 2003 (the "Second Amendment"), Landlord leased to Tenant, and Tenant leased from Landlord, an additional 19,290 square feet of rentable area located on the sixth (6th) floor of the Building and known as Suite 600 (the "Second Expansion Space"), and the parties extended the term of the Original Lease, upon the terms and conditions more specifically set forth therein;

         WHEREAS, the Original Lease, the First Amendment and the Second Amendment are hereinafter collectively referred to as the "Lease";

         WHEREAS, Tenant desires to lease from Landlord, and Landlord desires to lease to Tenant, an additional 21,439 square feet of rentable area located on the fifth (5th) floor of the Building and known as Suite 500 (the "Third Expansion Space"), upon the terms and conditions hereinafter set forth;

         WHEREAS, Landlord and Tenant desire to amend the Lease to reflect their understanding and agreement with regard to the lease of the Third Expansion Space, and to otherwise amend the Lease, as more particularly set forth herein.

         NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

         1. Any capitalized terms used in this Third Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

         2. The Lease is hereby amended by adding thereto a new Article XXIX, to read as follows:

                                  "ARTICLE XXIX
                              THIRD EXPANSION SPACE

                  29.1. Term. Landlord hereby leases unto Tenant, and Tenant hereby leases from Landlord, approximately 21,439 square feet of rentable area (the 'Third Expansion Space') located on the fifth (5th) floor of the Building, which Third Expansion Space is hereby agreed to be that certain space which is shown on Exhibit N attached hereto and made a part hereof and known as Suite 500, for a term (the 'Third Expansion Space Term') commencing on the earlier of (i) February 1, 2004 or (ii) the date on which Tenant commences beneficial use of the Third Expansion Space (the earlier of such two dates being hereinafter referred to as the 'Third Expansion Space Commencement Date') and continuing through and including Midnight on May 31, 2013 (the 'Third Expansion Space Expiration Date'), unless earlier terminated pursuant to the provisions of this Lease.

                  29.2. Third Expansion Space Tenant's Work. Landlord shall deliver the Third Expansion Space to Tenant in shell condition, as defined in Exhibit O attached hereto and made a part hereof (except that Landlord shall also provide Tenant with twenty-five (25) VAV boxes for Tenant's installation), following the day on which Landlord executes that certain Third Amendment to Office Lease Agreement (the 'Third Amendment') after the execution thereof by Tenant. Landlord shall also inspect the base building core doors on the fifth floor of the Building and replace or refinish such doors as Landlord deems necessary in order to have the doors be Building standard. Landlord is under no obligation to make any other improvements to the Original Premises, the Expansion Space, the Second Expansion Space or the Third Expansion Space. Notwithstanding the foregoing, Landlord shall make available for the performance of Third Expansion Space Tenant's Work (as hereinafter defined) an allowance (the 'Third Expansion Space Tenant Allowance') in an amount equal to the product of
        (a) Thirty-Six and 30/100 Dollars ($36.30) multiplied by (b) the number of square feet of rentable area comprising the Third Expansion Space. Landlord shall pay the Third Expansion Space Tenant Allowance to Tenant following Tenant's completion of Third Expansion Space Tenant's Work (as hereinafter defined) and upon the terms and conditions set forth in
        Section 9.1 of this Lease with respect to the Tenant Allowance for Tenant's Work with respect to the Original Premises, including, but not limited to, the payment by Landlord of the Third Expansion Space Tenant Allowance in increments disbursed not more often than once per month, except that there shall be no Tenant Loan with respect to any such Third Expansion Space Tenant's Work.

                Tenant shall improve the Third Expansion Space in accordance with the Third Expansion Space Tenant's Plans (as hereinafter defined). Tenant shall submit to Landlord Tenant's final plans and specifications for improvements to the Third Expansion Space (the 'Third Expansion Space Tenant's Plans'), which shall be subject to Landlord's prior written approval (the work set forth in the Third Expansion Space Tenant's Plans being hereinafter referred to as Third Expansion Space Tenant's Work'), which approval shall not be unreasonably withheld or delayed with respect to items which do not affect any of the structural components of the Building or any of the Building's systems or the exterior aesthetics of the Building. From and after the date of Landlord's approval of the Third Expansion Space Tenant's Plans, any changes to the Third Expansion Space Tenant's Plans shall not be binding unless approved in writing by both Landlord and Tenant. Landlord's approval of the Third Expansion Space Tenant's Plans shall constitute approval of Tenant's design concept only and shall in no event be deemed a representation or warranty by Landlord as to whether the Third Expansion Space Tenant's Plans comply with any and all legal requirements applicable to the Third Expansion Space Tenant's Plans and Third Expansion Space Tenant's Work.

                  The provisions of Section 9.1 of this Lease with respect to Tenant's Work shall also govern (including, but not limited to, Landlord's approval of subcontractors and contractors) the performance of Third Expansion Space Tenant's Work.

                Landlord hereby approves Rand Construction as Tenant's general contractor for the performance of Third Expansion Space Tenant's Work.

                29.3 Third Expansion Space Base Rent. In addition to the Base Rent for the Premises (i.e., the Original Premises, the Expansion Space and the Second Expansion Space) payable pursuant to Section 4.1 hereof, the First Amendment and the Second Amendment, commencing on the Third Expansion Space Commencement Date and continuing thereafter throughout the Third Expansion Space Term, Tenant covenants and agrees to pay to Landlord Base Rent for the Third Expansion Space in the following amounts (the 'Third Expansion Space Base Rent'):


                                              Third
                                         Expansion Space          Third Expansion Space     Third Expansion Space
             Third                  Base Rent Per Square Foot           Base Rent                 Base Rent
   Expansion Space Lease Year               Per Annum                   Per Annum                 Per Month
   --------------------------               ---------                   ---------                 ---------
               1                             $35.00                    $750,365.00                $62,530.42
               2                             $35.88                    $769,231.32                $64,102.61
               3                             $36.78                    $788,526.42                $65,710.54
               4                             $37.70                    $808,250.30                $67,354.19
               5                             $38.64                    $828,402.96                $69,033.58
               6                             $39.61                    $849,198.79                $70,766.57
               7                             $40.60                    $870,423.40                $72,535.28
               8                             $41.62                    $892,291.18                $74,357.60
               9                             $42.66                    $914,587.74                $76,215.65



                A 'Third Expansion Space Lease Year' shall mean that period of twelve (12) consecutive calendar months that commences on the Third Expansion Space Commencement Date, and each consecutive twelve (12) month period thereafter. The earliest such twelve (12) month period shall be referred to as 'Third Expansion Space Lease Year 1,' and each of the following Third Expansion Space Lease Years shall be similarly numbered for identification purposes. The Third Expansion Space Base Rent shall be payable by

        Tenant at the same times and in the same manner as set forth in this Lease with respect to the payment of Base Rent.

                29.4 Increased Operating Expenses and Increased Real Estate Taxes with respect to the Third Expansion Space. In addition to Tenant's proportionate share of Increased Operating Expenses and Tenant's proportionate share of Increased Real Estate Taxes payable with respect to the Original Premises, the Expansion Space and the Second Expansion Space pursuant to the terms of this Lease, commencing on the first anniversary of the Third Expansion Space Commencement Date, and for each calendar year of the Third Expansion Space Term, Tenant shall pay to Landlord, in the manner provided in Article V of this Lease, Tenant's proportionate share of Increased Operating Expenses for the Third Expansion Space for the calendar year and Tenant's proportionate share of Increased Real Estate Taxes for the Third Expansion Space for the calendar year. 'Tenant's proportionate share of Increased Operating Expenses for the Third Expansion Space for the calendar year' shall equal the product of 9.79% multiplied by the amount by which the total of Operating Expenses for the calendar year exceeds the Operating Expenses incurred during calendar year 2004; and 'Tenant's proportionate share of Real Estate Taxes for the Third Expansion Space for the calendar year' shall equal 9.79% multiplied by the amount by which the total of Real Estate Taxes for the calendar year exceeds Real Estate Taxes for calendar year 2004; provided, however, that for the calendar year during which the Third Expansion Space Term begins and ends, the Operating Expenses and Real Estate Taxes for the Third Expansion Space shall be prorated based upon the greater of (i) the number of days during such calendar year that this Lease is in effect or (ii) the number of days that Tenant actually occupies the Third Expansion Space or any portion thereof.

                29.5 Incorporation of Third Expansion Space Into the Premises. Except as otherwise herein expressly provided, the Third Expansion Space shall be deemed a part of the Premises for all purposes of this Lease, such that both Landlord and Tenant shall have such respective rights and obligations with respect to the Third Expansion Space as apply to the remainder of the Premises."

        3. The Lease is hereby amended by inserting therein a new Article XXX, to read as follows:

                                  "ARTICLE XXX
                              RIGHT OF FIRST OFFER

                30.1 Available Space. Provided that CapitalSource Finance LLC, a Delaware limited liability company ('CapitalSource') is not then in default and has not been in default more than once during the Term, in each case both at the time of Landlord's Offer, as hereinafter defined, and at the time of the commencement of the Term as to the 11th Floor Space, as hereinafter defined, and is then in occupancy of at least fifty percent (50%) of the Premises at the time of Landlord's Offer, as hereinafter defined, and at the time of the commencement of the term as to the 11th Floor Space, as hereinafter defined, and provided further that the right and option of CapitalSource hereinafter granted shall be subject and subordinate to the prior right and option of any existing tenant, as of the date of the Third Amendment, as to the 11th Floor Space, as hereinafter defined, then, solely during the period commencing on the Third Expansion Space Commencement DATE, CapitalSource shall have a one-time right to receive from Landlord, prior to the next leasing of said 11th Floor Space by Landlord, an offer to lease the 11th Floor Space to CapitalSource on the terms set forth in Landlord's 11th Floor Offer, which offer shall be accepted or rejected at CapitalSource's option. '11th Floor Space' means only that office space located on the 11th floor of the Building currently occupied by HealthCare Financial Partners REIT, Inc. ('HealthCare') and shown on Exhibit P attached to this Lease, as said space may become available for lease after the expiration of the term, or earlier termination, of the existing lease between Landlord and HealthCare with respect to the 11th Floor Space. The 11th Floor Space shall be offered to and accepted (if at all) by CapitalSource on the terms and conditions set forth in Landlord's offer to CapitalSource as to such 11th Floor Space ('Landlord's 11th Floor Offer'), which Landlord's Offer shall provide that the proposed Base Rent Per Annum shall be the prevailing market rent, as determined pursuant to Section 3.5(a) of this Lease.

                30.2 Notice; Exercise. CapitalSource shall give to Landlord written notice of CapitalSource's exercise of its option to so lease the 11th Floor Space within thirty (30) days after the date on which Landlord gives Landlord's 11th Floor Offer to CapitalSource. If CapitalSource shall fail to exercise its option to lease the 11th Floor Space within said thirty (30) days after the date on which Landlord's 11th Floor Offer is so given by Landlord, then Landlord shall be free to offer to lease and to lease such 11th Floor Space to others and CapitalSource's right to lease said 11th Floor Space shall be void and of no force or effect for the remainder of the Term of this Lease (CapitalSource's right hereunder being a one-time right as to such 11th Floor Space), and Landlord may lease said 11th Floor Space to others upon such terms and for such periods as shall be acceptable to Landlord (it being agreed that time shall be of the essence in CapitalSource's delivery of the aforesaid notice to Landlord and that, if such written notice is not so delivered within the time aforesaid, Landlord will rely to its detriment on CapitalSource's failure to give such written notice).

                30.3 Execution of Lease or Lease Amendment. Within thirty (30) days (subject to written extension by Landlord) after the date CapitalSource gives written notice to Landlord of the exercise of CapitalSource's option hereunder, Landlord and CapitalSource shall execute an amendment to this Lease (or, at Landlord's option, a new lease as to said 11th Floor Space) setting forth the terms set forth in Landlord's 11th Floor Offer. If CapitalSource shall fail to execute said lease amendment (or said new lease, as the case may be) for the 11th Floor Space within such thirty (30) day period (as the same may be extended as aforesaid), then Landlord shall have the right, at Landlord's option exercisable by written notice to CapitalSource: (a) to cancel the exercise by CapitalSource of CapitalSource's option and to offer to lease and to lease such 11th Floor Space to others upon such terms and conditions as shall be acceptable to Landlord, and to hold CapitalSource liable for any damages to Landlord from such cancellation, or (b) to not cancel the exercise by CapitalSource of CapitalSource's option, in which case CapitalSource shall remain bound by the exercise thereof and CapitalSource shall be deemed to be in default of this Lease.

                30.4 Miscellaneous Provisions. Nothing set forth in this Article XXX shall be construed to give CapitalSource a superior right to lease the 11th Floor Space in lieu of any written option on the part of HealthCare to renew or extend the term thereof. Any lease of the 11th Floor Space entered into pursuant to the terms of this Article XXX shall be effective upon the date of the amendment to this Lease (or upon the date of such new lease, as the case may be) and the term thereof and the obligation to pay rental thereunder shall commence upon the date determined pursuant to the provisions of Landlord's 11th Floor Offer, as set forth in such amendment or new Lease. During the period that Landlord's 11th Floor Offer is outstanding, Landlord may proceed with negotiations with prospective tenants other than CapitalSource with respect to any or all of the 11th Floor Space in question, provided that Landlord may only enter into leases with respect to the 11th Floor Space upon complying with all of the terms and conditions regarding CapitalSource's right of first offer, as set forth in this Article XXX. CapitalSource may only take the 11th Floor Space hereunder in whole but not in part."

       4. The Lease is hereby amended by inserting therein a new Article XXXI, to read as follows:

                                  "ARTICLE XXXI
                              RIGHT OF SECOND OFFER

                31.1 Available Space. Provided that CapitalSource is not then in default and has not been in default more than once during the Term, in each case both at the time of Landlord's Offer, as hereinafter defined, and at the time of the commencement of the Term as to the 7th Floor Space, as hereinafter defined, and is then in occupancy of at least fifty percent (50%) of the Premises at the time of Landlord's 7th Floor Offer, as hereinafter defined, and at the time of the commencement of the term as to the 7th Floor Space, as hereinafter defined, and provided further that the right and option of CapitalSource hereinafter granted, shall be subject and subordinate to the prior right and option of The Ritz-Carlton Hotel Company, L.L.C. or any Permitted Transferee, as such term is defined in that certain Office Lease Agreement (the 'Ritz-Carlton Lease') between Landlord and Ritz-Carlton (collectively 'Ritz-Carlton'), to lease said 7th Floor Space (the 'Ritz-Carlton Expansion Option'), as hereinafter defined, then solely during the period commencing on the Third Expansion Space Commencement Date, CapitalSource shall have a one-time right to receive from Landlord, after the earlier to occur of the expiration of the Ritz-Carlton Expansion Option, as set forth in the Ritz-Carlton Lease, as to the 7th Floor Space or Landlord's receipt of a written waiver from Ritz-Carlton of the Ritz-Carlton Expansion Option, an offer to lease the 7th Floor Space to CapitalSource on the terms set forth in Landlord's 7th Floor Offer, which offer shall be accepted or rejected at CapitalSource's option. '7th Floor Space' means only that office space located on the 7th floor of the Building and shown on Exhibit Q attached to this Lease, as said space may become available for lease after the expiration of the term, or earlier termination, of the existing lease between Landlord and the tenant of said 7th Floor Space as of the date upon which Ritz-Carlton is entitled to exercise the Ritz-Carlton Expansion Option. The 7th Floor Space shall be offered to and accepted (if at all) by CapitalSource on the terms and conditions set forth in Landlord's offer to CapitalSource as to such 7th Floor Space ('Landlord's 7th Floor Offer'), which Landlord's 7th Floor Offer shall provide that the proposed Base Rent Per Annum shall be the prevailing market rent, as determined pursuant to Section 3.5(a) of this Lease.

                  31.2 Notice; Exercise. CapitalSource shall give to

        Landlord written notice of CapitalSource's exercise of its option to so lease the 7th Floor Space within thirty (30) days after the date on which Landlord gives Landlord's 7th Floor Offer to CapitalSource. If CapitalSource shall fail to exercise its option to lease the 7th Floor Space within said thirty (30) days after the date on which Landlord's 7th Floor Offer is so given by Landlord, then Landlord shall be free to offer to lease and to lease such 7th Floor Space to others and CapitalSource's right to lease said 7th Floor Space shall be void and of no force or effect for the remainder of the Term of this Lease (CapitalSource's right hereunder being a one-time right as to such 7th Floor Space), and Landlord may lease said 7th Floor Space to others upon such terms and for such periods as shall be acceptable to Landlord (it being agreed that time shall be of the essence in CapitalSource's delivery of the aforesaid notice to Landlord and that, if such written notice is not so delivered within the time aforesaid, Landlord will rely to its detriment on CapitalSource's failure to give such written notice).

                31.3 Execution of Lease or Lease Amendment. Within thirty (30) days (subject to written extension by Landlord) after the date CapitalSource gives written notice to Landlord of the exercise of CapitalSource's option hereunder, Landlord and CapitalSource shall execute an amendment to this Lease (or, at Landlord's option, a new lease as to said 7th Floor Space) setting forth the terms set forth in Landlord's 7th Floor Offer. If CapitalSource shall fail to execute said lease amendment (or said new lease, as the case may be) for the 7th Floor Space within such thirty (30) day period (as the same may be extended as aforesaid), then Landlord shall have the right, at Landlord's option exercisable by written notice to CapitalSource: (a) to cancel the exercise by CapitalSource of CapitalSource's option and to offer to lease and to lease such 7th Floor Space to others upon such terms and conditions as shall be acceptable to Landlord, and to hold CapitalSource liable for any damages to Landlord from such cancellation, or (b) to not cancel the exercise by CapitalSource of CapitalSource's option, in which case CapitalSource shall remain bound by the exercise thereof and CapitalSource shall be deemed to be in default of this Lease.

                31.4 Miscellaneous Provisions. Nothing set forth in this Article XXXI shall be construed to give CapitalSource a superior right to lease the 7th Floor Space in lieu of Ritz-Carlton's right to lease such 7th Floor Space pursuant to the Ritz-Carlton Expansion Option. Any lease of the 7th Floor Space entered into pursuant to the terms of this Article XXXI shall be effective upon the date of the amendment to this Lease (or upon the date of such new lease, as the case may be) and the term thereof and the obligation to pay rental thereunder shall commence upon the date determined pursuant to the provisions of Landlord's 7th Floor Offer, as set forth in such amendment or new Lease. During the period that any Landlord's 7th Floor Offer is outstanding, Landlord may proceed with negotiations with prospective tenants other than CapitalSource with respect to any or all of the 7th Floor Space in question, provided that Landlord may only enter into leases with respect to the 7th Floor Space upon complying with all of the terms and conditions regarding CapitalSource's right of first offer, as set forth in this Article XXXI. CapitalSource may only take the 7th Floor Space hereunder in whole but not in part."

         5. The definition of "Parking Permits" in Section 1.17 of the Lease is hereby amended with respect to all periods beginning on and after the Third Expansion Space Commencement Date by inserting the following language at the end thereof:

                "Notwithstanding the foregoing, commencing on the Third Expansion Space Commencement Date, Tenant shall have the right to use an additional thirty-nine (39) Parking Permits as provided in Article XXIV of this Lease."

        6. Article X of the Lease (captioned "Signage") is hereby amended by adding a new section to the end thereof:

                "10.2 Notwithstanding the foregoing, and provided that (i) Ritz-Carlton no longer has an exclusive right to signage on the exterior of the Building, (ii) CapitalSource is occupying more rentable square footage in the Building than any other tenant and (iii) CapitalSource is occupying at least seventy-five percent (75%) of the Premises, CapitalSource shall have the right to display a sign on the facade of the Building, above the lobby level, at a location selected by Landlord. CapitalSource shall submit to Landlord CapitalSource's plans and specifications for any proposed exterior sign, which plans and specifications (including, but not limited to, the materials, design, color and method of fabrication thereof) shall be subject to Landlord's prior written approval, in Landlord's sole and absolute discretion. CapitalSource shall be responsible for the installation, maintenance, repair and replacement of any exterior signage and shall bear all costs thereof. At all times during the Term that any approved exterior signage is displayed on the Building, CapitalSource shall ensure that such signage complies with all applicable laws and governmental regulations and shall maintain such signage in compliance with the requirements of this Lease."

        7. Article XXIV of the Lease (captioned "Parking") is hereby amended by adding thereto a new section, to read as follows:

                  "24.4 Notwithstanding the foregoing, Tenant's Parking Spaces shall include Parking Permits for two (2) reserved parking spaces (in lieu of 2 unreserved spaces), subject to relocation from time to time, the monthly rent for which shall be the market rent for such spaces, as determined from time to time by Landlord or the Garage Operator. Tenant acknowledges that Landlord shall have no obligation to enforce the parking restriction in said signs and no liability for any failure to do so or for any impermissible parking which occurs that blocks any such space, and that Tenant's obligations under this Lease shall remain in full force and effect notwithstanding the fact any such space is blocked by impermissible parking. Any enforcement of such reserved parking spaces shall be at Tenant's sole cost and expense, and Tenant hereby indemnifies Landlord against, and holds Landlord harmless from, any and all costs (including, but not limited to, court costs and reasonable attorneys' fees), damages, claims, losses and causes of action arising out of the posting of any such signs and the enforcement of the restriction set forth therein."


        8. If requested by Landlord at any time during the Term, Tenant shall promptly execute a declaration in the form attached hereto as Exhibit D-3.

        9. The Lease is further amended by inserting therein Exhibit D-3, Exhibit N, Exhibit O, Exhibit P and Exhibit Q attached hereto, which Exhibit D-3 ,Exhibit N, Exhibit O, Exhibit P and Exhibit Q are hereby incorporated into the Lease by reference.

        10. Landlord and Tenant represent and warrant to each other that the person signing this Third Amendment on its behalf has the requisite authority and power to execute this Third Amendment and to thereby bind the party on whose behalf it is being signed.

        11. Landlord and Tenant represent and warrant to each other that, except as hereinafter provided, neither of them has employed any broker in procuring or carrying on any negotiations relating to this Third Amendment. Landlord and Tenant shall indemnify and hold each other harmless from any loss, claim or damage relating to the breach of the foregoing representation and warranty by the indemnifying party. Landlord recognizes only The Meyer Group, Ltd., as Tenant's agent, and Insignia/ESG, Inc., as agent of Landlord, as brokers with respect to this Third Amendment and agrees to be responsible for the payment of a commission to said brokers pursuant to separate agreements with said brokers.

        12. Except as expressly amended and modified herein, all terms, conditions and provisions of the Lease shall remain unmodified and in full force and effect. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Third Amendment, the terms and conditions of this Third Amendment shall govern and control.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment to Office Lease Agreement as of the day and year first hereinabove written.

                                            LANDLORD

WITNESS:                                    CHASE TOWER ASSOCIATES, L.L.C., a
                                            Delaware limited liability company

                                            By: JBG/CHASE TOWER INVESTORS,
                                                L.L.C., a Delaware limited
                                                liability company

                                                By: JBG/BANNOCKBURN PARTNERS,
                                                    L.L.C., a Delaware limited
                                                    liability company, its
                                                    Managing Member

/s/ Celeste McCall                                  By: /s/ BRIAN P. COULTER
                                                       -------------------------
                                                    Name: Brian P. Coulter
                                                         -----------------------
                                                    Its: Managing Member
                                                        ------------------------


                                       TENANT

ATTEST:                                CAPITALSOURCE FINANCE LLC, a
                                       Delaware liability company



By: /s/                        By: /s/ STEVEN A. MUSELES         [SEAL]
   -------------------------      -------------------------------
Name:                          Name: STEVEN A. MUSELES
     -----------------------        -----------------------------------
Its: Vice President            Its: Senior Vice President & Chief Legal Officer
    ------------------------       ------------------------------------

208351

                                   EXHIBIT D-3

                       DECLARATION BY LANDLORD AND TENANT
                    AS TO DATE OF DELIVERY AND ACCEPTANCE OF
           POSSESSION, THIRD EXPANSION SPACE COMMENCEMENT, DATE, ETC.

        This Certificate is being provided pursuant to that certain Third Amendment to Office Lease Agreement dated as of ___________, 2003(the "Third Amendment"), by and between CHASE TOWER ASSOCIATES, L.L.C., a Delaware limited liability company ("Landlord") and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company ("Tenant"). The parties to the Lease desire to confirm the following:

        The Third Expansion Space Commencement Date is _________, 2004.

        The term of the Lease with respect to the Original Premises, the Expansion Space, the Second Expansion Space and the Third Expansion Space shall expire at Midnight on May 31, 2013.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Certificate under seal on ___________________, _____.

                                       LANDLORD

WITNESS:                               CHASE TOWER ASSOCIATES, L.L.C., a
                                       Delaware limited liability company

                                       By: JBG/CHASE TOWER INVESTORS,
                                           L.L.C., a Delaware limited
                                           liability company

                                           By: JBG/BANNOCKBURN PARTNERS,
                                               L.L.C., a Delaware limited
                                               liability company, its
                                               Managing Member

                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


                                     D-3-1
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                                     TENANT

ATTEST:                              CAPITALSOURCE FINANCE LLC, a
                                     Delaware liability company


By:                                  By:                                 [SEAL]
   -------------------------------      ---------------------------------
Name:                                Name:
     -----------------------------        -------------------------------------
Title:                              Title:
      ----------------------------        -------------------------------------




                                     D-3-2

                                    EXHIBIT N

                       PLAN SHOWING THIRD EXPANSION SPACE

                                    EXHIBIT O

                      THIRD EXPANSION SPACE SHELL CONDITION


Structure          Concrete frame with deck, 80 lbs/ sq. ft. live load capacity.
                   20 lbs/ sq. ft. partition load.

Exterior Architectural precast concrete and stone with low-E insulated windows and curtainwall.

Column Spacing     Varies 30 feet x 30 feet typical

Roof               Modified bituminous roofing with a 20-year warranty.

Floor to Floor     11.5 feet typical

Finished
Ceiling Height     9 feet on typical office floors

HVAC System        The HVAC system will be floor by floor, water cooled,
                   self contained, variable air volume (VAV), air conditioning units. System allows for independent operation on each floor.
                   Typical office area HVAC units will be sized for 300 sq. ft.
                   per ton. The costs and installation of VAV boxes shall be Tenant's responsibility.

                   Building HVAC design criteria shall be:

Heating: Maintain tenant area space temperature at 70 degrees F DB +/-2 degrees, when outdoor temperature is 10 degrees F DB. Indoor relative humidity is expected to be approximately 25% +/- 5%.

                   Cooling: Maintain tenant area space temperature at 75 degrees F DB +/-2 degrees, indoor relative humidity 50%, when outdoor temperature is 95 degrees F DB and 78 degrees WB (ASHRAE 1%).

                   Fresh air will be provided to each mechanical room via medium pressure ducted risers and VAV valves at the rate of 20 CFM per person consistent with current ASHRAE Guidelines.

                   A roof mounted cooling tower will provide condenser water to risers with valved taps at each floor for future tenant 24 hr. / 7 day supplemental units. There will be approximately 100 tons of capacity dedicated to all office tenant prospective needs. The condenser water will be metered for each tenant.

Electrical System  Three (3) electrical service entrances with utility company transformers located in vaults on exterior of building will supply three phase, four-wire 480/277-volt service. Typical building electrical distribution system will include plug in bus duct risers (2 per floor); double section high and low voltage panels and K-13 rated transformers. Power available for tenant use will be 6.0 watts/sq. ft low voltage and 3.5 watts/sq. ft. high voltage for lighting. Power systems/capacities will be upgradeable for tenant flexibility.

                   Space will be allotted within the first level of the parking garage below grade for a future tenant generator.

Life Safety        Fire standpipe and base building fire alarm system will be installed per high rise building code. Upturned sprinkler heads will be provided in accordance with NFPA 13 at a spacing of one head per 225 sq. ft. The base system will be sized to support a sprinkler head density of 125 sq. ft.
                   per head. Fire Alarm system will be a fully supervised, non-coded, addressable analog initiating, voice alarm system conforming to ADA and BOCA high rise codes. An emergency generator will be provided for elevator recall, fire pump, stair pressurization, emergency lighting, fire alarm, and other life safety systems.

Wet Columns        Two wet columns are provided per floor for use by Tenant.
                   Each wet column consists of: sanitary, plumbing vent and domestic water supply.

Window Coverings   One inch aluminum, white slat venetian blinds.

Energy Management  An automated, direct digital control energy management system will be installed under base building.

Elevators          Five traction passenger elevators, 400 feet per minute,
                   with 4,000 lb. capacity. One of these is a dual use passenger/service elevator with a rear door opening to a service corridor on the 1st floor.

Security System    Perimeter, elevators, and garage.

Rest Rooms         One set of women's and men's restrooms will be fully finished on each floor with base building.

Typical
Floor Lobbies      Typical floor lobby finishes and finishes to corridors
                   connecting stairs will be included in tenant allowance.

Fiber Optics       Telephone and fiber optics sources will be available
                   via trunk lines located adjacent to the property. Vertical riser sleeves are provided at each floor telephone closet to accommodate future T-1 lines for connection to the Internet.

Parking Attendant assisted parking totaling 407 spaces or approximately 1.8 spaces per 1000 rentable square feet.

Bike Lockers       Bike Racks are provided in the parking garage for use of the tenants.

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                                    EXHIBIT P


                                11TH FLOOR SPACE



                                      P-1
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                                    EXHIBIT Q

                                 7TH FLOOR SPACE



                                       Q-1